EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated February 26, 2004, in the Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 401(k) Savings Plan, with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
March 11, 2004